Exhibit 99.1

ECD Automotive Design CEO & Co-Founder Publishes Open Letter Outlining Company’s Strategy

Leveraging First Mover Advantage and Public Listing to Lead the “Restomod” Ecosystem

Kissimmee, FL – January 3, 2024 – ECD Automotive Design, Inc. (“ECD” or the “Company”) (NASDAQ: ECDA), an industry leader in delivering restored, modified and electrified Land Rover Defenders, Jaguars, and other classic and collectible automobiles, today announced that its co-founder and chief executive officer, Scott Wallace, published an open letter outlining the Company’s strategy. The text of the letter is below.

Dear Fellow Stakeholders

This is an exciting time, not just for the founders, team members, and shareholders of ECD Automotive Design, but for gearheads everywhere. We founded ECD ten years ago over a beer and based on a shared passion for restoring and modifying (“restomod”) classic automobiles. What started as a project of passion has evolved into a rapidly growing and profitable enterprise that is a leading restomod company today. Our public listing on the Nasdaq in December of 2023 speaks to how far we’ve come in such a short time.

But we are just beginning. To be sure, this is a niche industry today – we cater to the top 1% of the super wealthy. But in many ways, we don’t just sell automobiles. We sell an immersive, interactive experience. While customers may love the nostalgia of a 25-year-old Land Rover Defender, they require modern amenities, such as navigation systems, wireless charging, and even electric propulsion, to meet today’s needs. Beyond that, our customers want the ability to personalize their purchase. We deliver a truly one-of-one experience, enabling customization of nearly every aspect of the vehicle with unrivaled transparency into the process every step of the way. This is one of the reasons why 20% of ECD’s new vehicle sales are with existing customers.

ECD has turned the auto industry operating model on its head by being fervently client focused. Our customers and their vehicles are at the center of everything that we do. ECD delivers a luxurious experience for the customer that provides the highest quality standards of design and safety, all while enabling robust gross margins and consistent profitability. In fact, we have developed a process around this very simple concept. Whether a build includes a GM V8 LT4 650 horsepower engine, a Cummins diesel engine, or a custom electric propulsion platform, our process remains the same, methodically moving projects through a standardized series of processes. We accomplished this for Land Rover Defenders, then adding other Land Rover models and, most recently, Jaguar E-Types. Our goal is to do the same for American muscle cars, German roadsters, Italian sports cars and other classic models. Stay tuned.

Our vision is to consolidate the large and fragmented restomod industry by establishing a leading brand in the luxury auto space. There are hundreds of small, private, restomod companies across the country and the world, but many are unable to source, produce, and deliver to keep up with high demand because of their size and organization structure. We have successfully solved this challenge, by creating a durable competitive advantage and a meaningful opportunity to bring efficiency and scale to this industry. We intend to leverage our public company status and our industry manufacturing expertise to succeed in our vision.

We believe that the real opportunity comes with consolidating the classic autos ecosystem. Broadly speaking, there is a $15 billion market spread across manufacturing, supply chain, route-to-market and finance. Similar to an LVMH business model, we envision “ECD Auto Design” to be the luxury brand at the top, and underneath it are all various business operations that service the luxury auto client. The opportunity that started with restoring a vehicle is much broader – it’s about the larger ecosystem that surrounds the luxury classic auto market.

ECD is pursuing this strategy from a position of strength. We are growing, profitable and well capitalized. Through the first nine months of 2023, our operating subsidiary Humble Imports, Inc. (“Humble”) reported, prior to the business combination that created ECD, that its revenue had increased 41% year over year, as Humble benefited from a combination of higher volume and higher prices, and its gross margins have expanded over 1,000 basis points, driven by the continued trend towards increased customization and from the introduction of the Jaguar E-Type. Humble’s net income is positive $1.1 million for the nine month period ended September 30, 2023. ECD’s goal is to become a much larger company over the next few years, growing both organically and strategically, while expanding margins and generating cash. We intend to execute on our business plan with the same unfaltering focus on capital allocation that allowed Humble to scale during its first decade of existence with minimal outside capital. Having a culture where return on invested capital is deeply rooted from the shop floor to the C-Suite is a competitive advantage and will serve as a North Star for how ECD will ultimately drive long term shareholder value.

I am truly excited about the future of our business and our industry. We hope you will join us for the ride!

Sincerely,

Scott Wallace

ECD Automotive Design Co-Founder and Chief Executive Officer

About ECD Automotive Design

ECD is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rovers Defenders, Land Rover Series IIA, the Range Rover Classic and the Jaguar E-Type. Each vehicle produced by ECD is fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads’’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 80 talented craftsmen and technicians, who hold a combined 61 ASE and five master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication and on the current expectations of ECD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ECD. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ECD do not presently know, or that ECD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ECD’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of ECD described in the definitive proxy statement and prospectus which was filed by ECD with the SEC on November 13, 2023, including those under “Risk Factors” therein, and other documents that ECD may file or furnish with the SEC, which you are encouraged to read. ECD anticipates that subsequent events and developments will cause its assessments to change. However, while ECD may elect to update these forward-looking statements at some point in the future, ECD specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing ECD’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

ECD Automotive Design

Scott Wallace, Chairman and CEO

investorrelations@ecdautodesign.com

FNK IR

Rob Fink or Matt Chesler, CFA

ecda@fnkir.com

646-809-4048 / 646-809-2183

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